UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2026, NetCredit Combined Receivables B, LLC (the “Issuer”), a wholly-owned indirect subsidiary of Enova International, Inc. (the “Company”), issued $300,886,000 in aggregate principal notes (the “2026-A Notes”), comprised of $240,709,000 of Class A Notes ("Class A Notes"), $44,341,000 of Class B Notes ("Class B Notes"), and $15,836,000 of Class C Notes ("Class C Notes") in a securitization transaction (the “ENVA 2026-A Transaction”). A pool of approximately $316.72 million of unsecured consumer installment loans (“Securitization Receivables”) were pledged as collateral for the 2026-A Notes. The 2026-A Notes represent obligations of the Issuer only and are not guaranteed by the Company. The net proceeds of the offering of the 2026-A Notes are being used to acquire the Securitization Receivables from certain subsidiaries of the Company, fund a reserve account and pay fees and expenses incurred in connection with the transaction.

Class A Notes were priced with a fixed interest coupon of 5.88% per annum; Class B Notes were priced with a fixed interest coupon of 7.68% per annum; and Class C Notes were priced with a fixed interest coupon of 10.64% per annum. The 2026-A Notes were issued pursuant to the Indenture (the “Indenture”), dated as of August 21, 2026, by and between Issuer and Citibank, N.A. as Indenture Trustee, Paying Agent, Note Registrar and Securities Intermediary. The final maturity date of the 2026-A Notes is September 20, 2032.

The Securitization Receivables are subject to compliance with eligibility criteria set forth in the Indenture governing the ENVA 2026-A Transaction, including but not limited to 1) that each receivable is due in U.S. dollars, 2) that each receivable is originated in accordance with the applicable credit policy and 3) that each receivable is a legal, binding and enforceable obligation of the obligor.

The Issuer must comply with various covenants and other specified requirements set forth in the Indenture and other documents governing the ENVA 2026-A Transaction. The failure to comply with such covenants and requirements if not remedied may result in the acceleration of maturity with respect to the 2026-A Notes, the sale of the Securitization Receivables (or interests therein) by the Indenture Trustee for the payoff of the facility and/or the termination of the facility.

The 2026-A Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The 2026-A Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act.

The foregoing description of the ENVA 2026-A Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date:	August 21, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary